Exhibit 10.21



                                CONSULTING AGREEMENT

                     CONSULTING AGREEMENT, dated as of December 22, 1988 by
            and between KISSINGER ASSOCIATES, INC., a Delaware corporation ("Kissinger Associates"), and Freeport-McMoRan Inc., a Delaware corporation ("the Client").

                 The parties hereby agree as follows:

                 1. Consulting Engagement. Subject to the terms and conditions hereinafter set forth, the Client hereby engages Kissinger Associates to provide advice and consultation as to the world political, economic, strategic and social developments affecting the Client's affairs, and Kissinger Associates hereby agrees to act as a consultant to the Client with respect to such matters.

                 2. Compensation. As compensation for the services to be provided by Kissinger Associates hereunder the Client agrees to pay Kissinger Associates the sum of $200,000 per annum (the "Fee"). The Client shall also pay or reimburse to Kissinger Associates all reasonable out-of-pocket expenses incurred by or on behalf of Kissinger Associates in connection with the services provided hereunder ("Expenses"), including disbursements to third party consultants engaged by Kissinger Associates with the Client's prior approval, such approval not to be unreasonably withheld.

                 3. Payment of Fees and Expenses. The Fee shall be paid by the Client in semi-annual installments in advance, the first such installment to be made on the date hereof. Expenses shall be paid by the Client to Kissinger Associates or as otherwise directed by Kissinger Associates within 30 days after the presentation to the Client of expense statements, invoices, vouchers or other supporting information.

                 4. Term. The term of the Agreement (the "Term") shall commence on the date hereof and shall end on the TERM anniversary thereof; provided, that the term of the Agreement shall automatically be extended for additional periods each of 12 months unless and until either party shall give written notice of termination to the other party not more than 120 days and not less than 90 days prior to the scheduled commencement of any such extended period.

                 5. No Liability. Neither Kissinger Associates nor any of its stockholders, officers, directors, controlling persons, employees or agents shall have any liability to the client with respect to, or arising out of, any of the services provided by Kissinger Associates hereunder, other than as a result of Kissinger Associates' willful misconduct or gross negligence, as determined by a final judgment of a court of competent jurisdiction. The Client hereby agrees to indemnify and hold harmless Kissinger Associates and all of its stockholders, officers, directors, controlling persons, employees and agents (each, an "Indemnified Party") against any and all losses, claims, damages, liabilities and expenses (including attorney fees and expenses reasonably incurred in connection therewith and amounts paid in settlement of any claim) which any Indemnified Party may incur or become subject to arising out of or based upon this Agreement. Kissinger Associates agrees to furnish prompt written notice to the Client of any claim, suit or proceeding which might entitle an Indemnified Party to indemnification hereunder provided that the failure by Kissinger Associates to provide such notice shall not affect the rights of any Indemnified Party hereunder. The provisions of this paragraph 5 shall survive any termination of this Agreement.

                 6. Confidentiality; No Publicity. The Client hereby agrees, for itself and on behalf of each of its officers, directors, employees and agents, to maintain the confidentiality of all information, reports, studies, oral advice, or other documents or information provided hereunder to the Client by Kissinger Associates. Kissinger Associates hereby agrees for itself, and on behalf of its officers, directors, employees and agents, that it will maintain the confidentiality of all nonpublic information regarding the Client supplied hereunder to Kissinger Associates. Neither party hereto shall make or cause to permit to be made an announcement or disclosure of the existence of, or the subject matter, of this Agreement, without the express prior written consent of the other party. Notwithstanding anything to the contrary set forth herein, the confidentiality obligations referred to in this paragraph 6 shall not apply to (i) information publicly known through no wrongful act of either party hereto or (ii) information required to be disclosed by applicable law, regulation or judicial or regulatory process, provided that advance written notice of any required announcement or disclosure is given to the other party.

                 7. Nature of Relationship. Kissinger Associates and the Client are not, shall not be deemed to be, and shall not represent themselves as being partners or joint venturers with each other. Notwithstanding anything to the contrary set forth in this Agreement, Kissinger Associates shall be under no obligation to provide any service to the Client if such service (i) would require Kissinger Associates, under any applicable law or governmental rule, regulation or order to register as a foreign agent or be deemed a domestic or foreign agent of the Client or lobbyist for the Client or
            (ii) would otherwise violate any applicable law or governmental rule, regulation or order.

                 8. Parties in Interest; Assignment and Amendment. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, legal representatives, heirs and permitted assigns. This Agreement is personal in nature and the rights hereunder cannot be assigned nor can the duties hereunder be delegated without the prior written consent of the parties hereto. This Agreement cannot be amended or modified, except by a written agreement executed by the parties hereto.

                 9. Entire Agreement. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof.

                 10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail as follows:

                      (i)  if to Kissinger Associates, to:
                           Kissinger Associates, Inc.
                           350 Park Avenue
                           New York, New York  10022
                           Attention:  Jeff Cunningham

                      (ii) if to the Client, to:
                           Freeport-McMoRan Inc.
                           1615 Poydras Street
                           New Orleans, Louisiana  70112
                           Attention:  Milton H. Ward

                 11. Governing Law, Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in the State or Federal Court in the City of New York, State of New York, (ii) waive any objection which they may have now or hereafter to the laying of the venue of any such suit, action or proceeding and
            (iii) irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, or any court of the State of New York located in the City of New York in any such suit, action or proceeding. Further, the parties hereto agree that the mailing of any process by registered mail, postage prepaid, in any such suit, action or proceeding to any party at its address set forth in paragraph 10 above shall, upon receipt, constitute personal service thereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this
            Agreement to be duly executed as of the date first above written by their respective officers thereunto duly authorized.

                                               KISSINGER ASSOCIATES, INC.


                                               By:/S/ Henry A. Kissinger

                                               NAME OF CLIENT

                                               By:/S/ James R. Moffett